NORAM ENERGY CORP. OPERATING STATISTICS

GAS THROUGHPUT

                                  Fourth Quarter        Year-to-Date
                                  1994     1993         1994     1993
                                  (million MMBtu)       (million MMBtu)
PIPELINE
NGT
  Sales                             6.9     11.3         40.7     52.3
  Transported                     135.1    158.9        567.3    585.5
      Less: Elimination            (6.2)   (13.9)       (37.4)   (20.3)
        Total Throughput          135.8    156.3        570.6    617.5

MRT
  Sales                             8.1      9.3         25.6     62.8
  Transported                      73.1     80.9        307.2    258.7
      Less: Elimination            (8.1)    (3.9)       (25.6)    (3.9)
        Total Throughput           73.1     86.3        307.2    317.6

NES
  Sales                            81.9     68.8        317.9    244.7
  Transported                         -        -            -        -
        Total Throughput           81.9     68.8        317.9    244.7

PIPELINE CONSOLIDATED
  Sales                            65.3     41.5        228.1    174.8
  Transported                     198.4    223.4        831.8    780.1
      Less: Elimination           (14.3)   (17.8)       (63.0)   (24.2)
        Total Throughput          249.4    247.1        996.9    930.7


                                        (BCF)                (BCF)
DISTRIBUTION
ARKLA
  Sales                            23.7     29.3         84.4     89.8
  Transported                       7.5      8.6         31.8     36.6
    Total Throughput               31.2     37.9        116.2    126.4

ENTEX
  Sales                            64.2     64.7        242.1    221.1
  Transported                       8.8      9.0         31.5     31.8
    Total Throughput               73.0     73.7        273.6    252.9

MINNEGASCO
  Sales                            37.4     43.4        129.0    131.3
  Transported                       3.0      0.4          5.4      7.4
    Total Throughput               40.4     43.8        134.4    138.7






OPERATING INCOME BY BUSINESS UNIT (Unaudited)
(millions of dollars)

                                   Fourth Quarter        Year-to-Date
                                  1994     1993         1994     1993
Operating Income(Loss) by Business Unit
  Distribution                      $   56.0 $   62.0     $  163.2 $  174.8
  Pipeline (1)                          27.0    (18.1)(2)    108.1     44.0 (2)
  LIG (3)                                  -        -            -      5.6
  Other                                    -      2.0         (5.3)   (17.4)
     Total Operating Income             83.0     45.9        266.0    207.0

Interest Expense, Net                   42.4     42.1        169.4    172.4
Other (Income) Expense                   2.8      2.2         10.9    (51.8)(4)
Income From Continuing Operations
    Before Income Taxes                 37.8      1.6         85.7     86.4
Provision for Income Taxes              14.0      5.8         34.4     46.5
Income(Loss) From Continuing Operations 23.8     (4.2)        51.3     39.9
Discontinued Operations, Less Taxes (5) (2.1)       -         (2.1)       -
Extraordinary Item, Less Taxes (6)      (0.6)    (0.4)        (1.1)    (3.8)
  Net Income(Loss)                      21.1     (4.6)        48.1     36.1
Preferred Dividend Requirement           1.9      1.9          7.8      7.8
Balance Available to Common Stock   $   19.2 $   (6.5)    $   40.3 $   28.3

Per Share Data:
  Continuing Operations             $   0.18 $  (0.05)    $   0.36 $   0.26
  Discontinued Operations, Less Taxes  (0.02)       -        (0.02)       -
  Extraordinary Item, Less Taxes        0.00     0.00        (0.01)   (0.03)
Earnings(Loss) Per Common Share     $   0.16 $  (0.05)    $   0.33 $   0.23

Average Common Shares
  Outstanding (in thousands)         122,492  122,357      122,424  122,305





(1)  Excludes LIG.
(2)  Includes a contract termination charge of $34.2 million.
(3)  LIG was sold effective June 30, 1993.
(4) Includes $23.8 million gain from the sale of the Nebraska distribution properties and $17.7 million gain from the sale of LIG.
(5) Principally settlement of litigation related to University Savings Association brought against the Company by the Resolution Trust Corporation.
(6)  Loss on reacquisition of debt.